Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of Common Stock of Ultrapetrol (Bahamas) Limited.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Executed this 16th day of November, 2012.

INVERSIONES LOS AVELLANOS S.A.

By:	/s/ Julio Menéndez R.
	Name:	Julio Menéndez R.
	Title:	President

By:	/s/ José Antonio Sastre G.
	Name:	José Antonio Sastre G.
	Title:	Director

SIPSA S.A.

By:	/s/ Julio Menéndez R.
	Name:	Julio Menéndez R.
	Title:	President

By:	/s/ José Antonio Sastre G.
	Name:	José Antonio Sastre G.
	Title:	Attorney-in-Fact

HAZELS (BAHAMAS) INVESTMENTS INC.

By:	/s/ Julio Menéndez R.
	Name:	Julio Menéndez R.
	Title:	Director

By:	/s/ José Antonio Sastre G.
	Name:	José Antonio Sastre G.
	Title:	Director

FELIPE MENÉNDEZ R.

/s/ Felipe Menéndez R.

RICARDO MENÉNDEZ R.

/s/ Ricardo Menéndez R.